Exhibit 23.2



                                                                 ARTHUR ANDERSEN



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 for TBC Corporation's 2000 Stock Option Plan of our report dated March 20, 2000, on the consolidated financial statements of TKI Holdings, Inc. for the year ended December 31, 1999, included in TBC Corporation's Form 8-K/A-1 dated August 21, 2000, and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP


West Palm Beach, Florida
  October 26, 2000













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